UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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    SonicWALL, Inc.

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2001 Logic Drive, San Jose, California 95124

SonicWALL Provides Update Regarding Merger Agreement

Unsolicited Third Party Advises It No Longer Intends to Pursue Acquisition of SonicWALL

SonicWALL’s Board Continues to Recommend Shareholders Vote For the Merger with Affiliates of Thoma Bravo and Ontario Teachers’ Pension Plan at SonicWALL’s July 23, 2010 Special Meeting

SAN JOSE, Calif., July 6, 2010 – SonicWALL, Inc. (Nasdaq: SNWL), a leading provider of IT security and data backup and recovery solutions, today announced that on July 5, 2010 the unsolicited third-party, which was described in SonicWALL’s definitive Proxy Statement dated June 22, 2010 as “Strategic Party D”, a privately held competitor, which had submitted a non-binding proposal to acquire all of the outstanding shares of SonicWALL for $12.00 per share in cash subject to completion of due diligence and finalization of definitive documentation, informed representatives of SonicWALL that Strategic Party D and its financial sponsors no longer intend to pursue an acquisition of SonicWALL.

SonicWALL noted that after entering into a confidentiality agreement, including a standstill provision, with Strategic Party D and its two financial sponsors, it had engaged in a due diligence process with such parties that began on June 22, 2010 and lasted approximately two weeks.

The SonicWALL Board of Directors has not changed its recommendation that SonicWALL shareholders approve the definitive merger agreement with affiliates of an investor group led by Thoma Bravo, LLC, which includes the Ontario Teachers’ Pension Plan (Teachers’) through its private investor department, Teachers’ Private Capital (the “Merger”), under which SonicWALL shareholders would receive $11.50 per share in cash for each share of SonicWALL common stock they hold. In particular, the SonicWALL Board continues to recommend that SonicWALL shareholders vote “FOR” the proposal to approve the principal terms of such merger agreement, the Merger, and the related merger filing at the July 23, 2010 Special Meeting of the SonicWALL Shareholders. SonicWALL shareholders of record as of June 21, 2010 are entitled to vote at the Special Meeting. The Merger represents a premium of approximately 28% over the Company’s closing price on June 2, 2010, the last trading day prior to announcement of the Merger, and a premium of approximately 63% over the Company’s enterprise value as of that date.

The Merger contemplated by the merger agreement is scheduled to close in the Company’s fiscal quarter ending September 30, 2010, subject to approval of SonicWALL’s shareholders and customary closing conditions. The transaction is not subject to a financing condition.

Centerview Partners LLC is serving as exclusive financial advisor to SonicWALL and provided a fairness opinion to the Company’s Board of Directors. Fenwick & West LLP is providing legal counsel to SonicWALL.

About SonicWALL, Inc.

Guided by its vision of Dynamic Security for the Global Network, SonicWALL develops advanced intelligent network security and data protection solutions that adapt as organizations evolve and as threats evolve. Trusted by small and large enterprises worldwide, SonicWALL solutions are designed to detect and control applications and protect networks from intrusions and malware attacks through award-winning hardware, software and virtual appliance-based solutions. For more information, visit http://www.sonicwall.com/.

If shareholders have any questions or need additional copies of SonicWALL’s materials, please call MacKenzie Partners today at the phone numbers listed below.

105 Madison Avenue

New York, NY 10016

SonicWALL@mackenziepartners.com

TOLL-FREE (800) 322-2885

CALL COLLECT (212) 929 5500

Information regarding the solicitation of proxies

In connection with the proposed transaction, SonicWALL has filed a proxy statement and relevant documents concerning the proposed transaction with the SEC relating to the solicitation of proxies to vote at a special meeting of shareholders to be called to approve the proposed transaction and the definitive proxy statement has been mailed to the shareholders of SonicWALL. Shareholders of SonicWALL are urged to read the proxy statement and related materials carefully because they contain important information about SonicWALL and the proposed transaction. Shareholders may obtain a free copy of the proxy statement and other relevant documents filed by SonicWALL with the SEC at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by SonicWALL by contacting SonicWALL Investor Relations by email at investor_relations@sonicwall.com or by phone at +1 (408) 745-9600.

SonicWALL and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from SonicWALL shareholders in respect of the proposed transaction. Information about the directors and executive officers of SonicWALL and their respective interests in SonicWALL by security holdings or otherwise is set forth in its proxy statements and Annual Reports on Form 10-K previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition. Each of these documents is available for free at the SEC’s website at www.sec.gov and the SonicWALL Investor Relations website at www.sonicwall.com/us/company/2166.html.

Cautionary statement regarding forward-looking statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated completion of the transaction. These statements are based on the current expectations of management of SonicWALL, Inc., involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, conditions to the closing of the transaction may not be satisfied and the transaction may involve unexpected costs, liabilities, or delays, and of which could cause the transaction to not be consummated. Additional factors that may affect the future results of SonicWALL are set forth in its filings with the Securities and Exchange Commission, which are available at www.sec.gov. All forward looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. SonicWALL is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.